                                                                    Exhibit 4(N)


--------------------------------------------------------------------------------



                            CNF TRANSPORTATION INC.

                                       To


                       THE FIRST NATIONAL BANK OF CHICAGO
                                    Trustee



                                ---------------
                          FIRST SUPPLEMENTAL INDENTURE
                                ---------------



                           Dated as of June 11, 1997


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE I    DEFINITIONS................................................  2
             Section 1.1  Definition of Terms...........................  2

ARTICLE II   GENERAL TERMS AND CONDITIONS OF
             THE CONVERTIBLE DEBENTURES.................................  6
             Section 2.1  Designation and Principal Amount..............  6
             Section 2.2  Maturity......................................  7
             Section 2.3  Form and Payment..............................  7
             Section 2.4  Global Debenture..............................  8
             Section 2.5  Interest......................................  9
             Section 2.6  Enforcement Rights............................ 10
             Section 2.7  Other Terms of Convertible Debentures......... 11
             Section 2.8  Limitation on Amendments...................... 12
             Section 2.9  Events of Default............................. 12


ARTICLE III  REDEMPTION OF THE CONVERTIBLE
             DEBENTURES................................................. 14
             Section 3.1  Special Event Redemption...................... 14
             Section 3.2  Optional Redemption by Company................ 15
             Section 3.3  No Sinking Fund............................... 16

ARTICLE IV   EXTENSION OF INTEREST PAYMENT
             PERIOD..................................................... 16
             Section 4.1  Extension of Interest Payment
               Period................................................... 16
             Section 4.2  Notice of Extension........................... 17
             Section 4.3  Limitation of Transactions.................... 18

ARTICLE V    EXPENSES................................................... 19
             Section 5.1  Payment of Expenses........................... 19
             Section 5.2  Payment Upon Resignation or
               Removal.................................................. 20




ARTICLE VI   COVENANT TO LIST ON EXCHANGE............................... 20
             Section 6.1 Listing on an Exchange......................... 20

ARTICLE VII  CONVERSION OF CONVERTIBLE DE-
             BENTURES................................................... 21
             Section 7.1  Conversion Rights............................. 21
             Section 7.2  Conversion Procedures......................... 21
             Section 7.3  Conversion Price Adjustments.................. 24
             Section 7.4  Adjustment of Conversion Price
               Fundamental Change....................................... 34
             Section 7.5  Notice of Certain Events...................... 39
             Section 7.6  Company to Provide Stock...................... 40
             Section 7.7  Employee Benefit Plans........................ 41
             Section 7.8  Certain Additional Rights..................... 41

ARTICLE VIII FORM OF CONVERTIBLE DEBENTURE.............................. 42
             Section 8.1  Form of Convertible Debenture................. 42

ARTICLE IX   ORIGINAL ISSUE OF CONVERTIBLE
             DEBENTURES................................................. 42
             Section 9.1  Original Issue of Convertible
               Debentures............................................... 42

ARTICLE X    MISCELLANEOUS.............................................. 42
             Section 10.1 Ratification of Indenture;
                          First Supplemental Indenture Controls......... 42
             Section 10.2 Trustee Not Responsible for
               Recitals................................................. 43
             Section 10.3 Governing Law................................. 43
             Section 10.4 Separability.................................. 43
             Section 10.5 Counterparts.................................. 43

EXHIBIT A    FORM OF CONVERTIBLE DEBENTURE


          FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 1997 (the "First Supplemental Indenture"), between CNF Transportation Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee") under the Indenture dated as of June 11, 1997 between the Company and the Trustee (the "Base Indenture").

          WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 5% Convertible Subordinated Debentures due June 1, 2012 (the "Convertible Debentures"), the form and terms thereof to be as provided in the Base Indenture and this First Supplemental Indenture;

          WHEREAS, CNF Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $110,000,000 aggregate liquidation amount ($125,000,000 if the Underwriters' over-allotment option is exercised in full) of its $2.50 Term Convertible Securities, Series A (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $3,402,100 aggregate liquidation amount ($3,866,000 if the Underwriters' over-allotment option is exercised in full) of its Common Securities, in $113,402,100 aggregate principal amount of the Convertible Debentures ($128,866,000 if the Underwriters' over-allotment option is exercised in full); and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized by the Company in all respects;

          NOW THEREFORE, in consideration of the purchase and acceptance of the Convertible Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Convertible Debentures, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1  Definition of Terms.

          For all purposes of the First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms which are defined in the Base Indenture (as defined below) and not defined in this First Supplemental Indenture have the same meanings when used in this First Supplemental Indenture;

          (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise expressly stated;

          (f) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) the word "or" is used inclusively (for example, the phrase "A or B" means "A or B or both", not "either A or B but not both");

          (h) the table of contents and headings are for convenience of reference only and do not affect interpretation; and

          (i) the following terms, as used in this First Supplemental Indenture, have the meanings given to them in the Declaration:

                    (i)    Business Day;

                    (ii)   Clearing Agency;

                    (iii)  Common Securities Guarantee;

                    (iv)   Delaware Trustee;

                    (v)    Dissolution Tax Opinion:

                    (vi)   Distribution:

                    (vii)  DTC;

                    (viii) Institutional Trustee;

                    (ix)   Investment Company Event;

                    (x)    No Recognition Opinion;

                    (xi)   Redemption Tax Opinion;

                    (xii)  Regular Trustees;

                    (xiii) Special Event;

                    (xiv)  Tax Event;

                    (xv)   Trust Preferred Securities Guarantee;

                    (xvi)  Trust Preferred Security Certificate; and

                    (xvii) Underwriting Agreement.

          "Additional Interest" shall have the meaning set forth in Section 2.5.(c)

          "Base Indenture" means the Base Indenture referred to in the first paragraph of this instrument, as the same may be amended or supplemented from time to time in accordance with its terms, but excluding this First Supplemental Indenture.

          "Closing Price" has the meaning specified in Section 7.4.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter "Company" shall mean such successor Person, and any other obligor upon the Convertible Debentures.

          "Compounded Interest" shall have the meaning specified in
Section 4.l.

          "Conversion Agent" shall mean the Conversion Agent as defined in the Declaration or, if the Convertible Debentures are distributed to holders of Trust Securities pursuant to the Declaration, shall mean the Trustee for the Convertible Debentures.

          "Conversion Date" has the meaning specified in Section 7.2(a).

          "Convertible Debentures" has the meaning specified in the recitals to this instrument.

          "Debentures" has the same meaning as the term "Convertible
Debentures."

          "Declaration" means the Amended and Restated Declaration of Trust of CNF Trust l, a Delaware statutory business trust, dated as of June 11, 1997, as the same may be amended or supplemented from time to time in accordance with its terms.

          "Deferred Interest" has the meaning specified in Section 4.1.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Event of Default", when used with respect to the Convertible Debentures, means an "Event of Default" as defined in Section 501 of the Base Indenture after giving effect to the amendments and supplements to such definition effected by Section 2.9 of this First Supplemental Indenture. The term "Event of Default," as used in the Base Indenture with respect to the Convertible Debentures, shall have the meaning set forth in this First Supplemental Indenture.

          "Extended Interest Payment Period" has the meaning specified in
Section 4.1.

          "Final Maturity Date" has the meaning specified in Section 2.2.

          "Global Debenture" has the meaning specified in Section 2.4.

          "Indenture" means the Base Indenture, as amended and supplemented by this First Supplemental Indenture.

          "Non Book-Entry Trust Preferred Securities" has the meaning set forth in Section 2.4.

          "Notice of Conversion" has the meaning specified in Section 7.2(a).

          "Optional Redemption Price" has the meaning specified in
Section 3.2.

          "Trading Day" shall mean a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

          "Trust" means CNF Trust I, a Delaware statutory business trust, until a successor shall have become such pursuant to the applicable provisions of the Declaration, and thereafter "Trust" shall mean such successor Trust.

          "Trust Securities" mean the Common Securities and the Trust Preferred Securities.

          "Trust Preferred Securities" has the meaning specified in the recitals to this First Supplemental Indenture.


                                  ARTICLE II

                        GENERAL TERMS AND CONDITIONS OF
                          THE CONVERTIBLE DEBENTURES

          Section 2.1  Designation and Principal Amount.

          There is hereby authorized a series of Securities designated the "5% Convertible Subordinated Debentures due June 1, 2012," limited (except as otherwise provided in paragraph (2) of Section 301 of the Base Indenture) in aggregate principal amount to $113,402,100,plus such additional principal amounts, not to exceed $15,463,900 in the aggregate, of Convertible Debentures which may be issued from time to time in connection with the exercise of the over-allotment option set forth in the Underwriting Agreement. The Convertible Debentures shall be issued from time to time upon delivery to the Trustee of a Company Order specifying the principal amount thereof to be so issued pursuant to Section 303 of the Indenture. At the option of the Company, any Debentures issued on an Option Closing Date (as defined in the Underwriting Agreement) which occurs after the Closing Date (as defined in the Underwriting Agreement) may be evidenced by a separate certificate or certificates ("Option Certificates") and, anything in the Indenture to the contrary notwithstanding, so long as such Option Certificates are held by the Institutional Trustee, such Option Certificates and any certificates evidencing any Debentures issued in exchange or transfer therefor shall bear a legend or other identification indicating that they were issued on such Option Closing Date.

          Section 2.2  Maturity.

          The Final Maturity Date is June 1, 2012.

          Section 2.3  Form and Payment.

          Except as provided in Section 2.4, the Convertible Debentures shall be issued in fully registered certificated form without coupons in denominations of $50 in principal amount and integral multiples thereof. The Office or Agency of the Company in the Borough of Manhattan The City of New York where Convertible Debentures may be presented or surrendered for payment, surrendered for registration of transfer or exchange and surrendered for conversion, and where notices and demands to or upon the Company in respect of the Convertible Debentures and the Indenture may be served, shall initially be the Corporate Trust Office of the Trustee; provided, however, at the option of the Company, interest on Convertible Debentures may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States appropriately designated by the Person entitled thereto prior to the record date for the corresponding payment date. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and premium, if any, and interest (including, to the extent permitted by law, Compounded Interest and Additional Interest, if any) on, the Convertible Debentures held by the Institutional Trustee will be made at such place and to such account in the United States of America as may be designated by the Institutional Trustee.

          The certificates evidencing the Convertible Debentures shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be approved by any officer of the Company executing (by manual or facsimile signature) such certificates, such approval to be conclusively evidenced by the execution thereof.

          The Convertible Debentures shall initially be issuable in definitive certificated form but, as described in Section 2.4 below, may be exchanged for Global Debentures. If Global Debentures are issued, the initial Depository shall be DTC or such successor Clearing Agency as may be selected by any officer of the Company. Beneficial owners of interests in any Global Debenture may exchange such interests for Convertible Debentures in definitive certificated form only as specified in Section 305 of the Base Indenture.

          Section 2.4  Global Debenture.

          (a)  In connection with a Dissolution Event,

                           (i) the Convertible Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Convertible Debentures (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository (or its custodian) for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Convertible Debentures issued as a Global Debenture will be made to the Depository or its nominee; and

                           (ii) if any Trust Preferred Securities are held in non book-entry certificated form, any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Trust Preferred Securities") will be deemed to represent beneficial interests in the Global Debenture having an aggregate principal amount equal to the aggregate liquidation amount of, an interest rate identical to the Distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, the Non Book-Entry Trust
     Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Trust Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Convertible Debentures, Convertible Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

          (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to the Depository by its nominee, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          Section 2.5  Interest.

          (a) Each Convertible Debenture will bear interest on the unpaid principal amount thereof at the rate of 5% per annum (the "Coupon Rate") from June 11, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly (subject to deferral as set forth in Article IV hereof) in arrears on June 1, September 1, December 1 and March 1 (each, an "Interest Payment Date") of each year, commencing September 1, 1997, until the principal thereof becomes due and payable, and will bear interest on any overdue principal thereof and, to the extent permitted by applicable law, on any overdue premium, if any, and (without duplication) on any overdue installment of interest thereon at the Coupon Rate compounded quarterly. The interest so payable on any Interest Payment Date shall be paid to the Person in whose name such Convertible Debenture or any Predecessor Security is registered, subject to certain exceptions, at the close of business on the Regular Record Date next preceding such Interest Payment Date, which, in respect of (i) Convertible Debentures of which the Institutional Trustee is the Holder and the related Trust Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Convertible Debentures are held by the Institutional Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) any Convertible Debentures are not represented by a Global Debenture, the Company may select the Regular Record Dates for such interest installment which shall be any date at least one Business Day before an Interest Payment Date (provided that such Regular Record Dates conform to the rules of any securities exchange on which the Trust Preferred Securities or the Debentures, as the case may be, are listed).

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If at any time while the Institutional Trustee is the sole holder of any Convertible Debentures, the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Institutional Trustee, to the extent permitted by applicable law, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

          Section 2.6  Enforcement Rights.

          Subject to the requirements set forth in Section 6(b) of Annex I to the Declaration as of the date hereof, the holders of Trust Preferred Securities shall have the voting rights set forth in Section 6(b) of such Annex I, and, subject to the requirements set forth in Section 7(c) of such Annex I, the holders of Common Securities shall have the voting rights set forth in Section 7(c) of such Annex I, which provisions are incorporated by reference in and made a part of this First Supplemental Indenture as if set forth in full herein. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Trust Preferred Securities, to the extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other Person. Notwithstanding the foregoing, if a Declaration Event of Default or Event of Default with respect to the Convertible Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay principal of, or premium, if any, or interest on the Convertible Debentures on the date such principal, premium or interest is otherwise payable (or in the case of redemption, on the Redemption Date), then the registered holder of the Trust Preferred Securities may (and the

Company hereby acknowledges that a registered holder of Trust Preferred Securities may) directly institute a proceeding for enforcement of payment to such holder of the principal of, or premium, if any, or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in or pursuant to the Convertible Debentures or the Indenture. Notwithstanding any payments made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of, and premium, if any, and interest on such Convertible Debentures, and the Company shall be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action. Except as provided in this Section 2.6, the holders of Trust Preferred Securities will not be able to exercise any other remedy available to the holders of the Convertible Debentures.

          Section 2.7  Other Terms of Convertible Debentures.

          (a) No Additional Amounts shall be payable on or with respect to the Convertible Debentures.

          (b) The Borough of Manhattan, The City of New York, shall be a Place of Payment for the Convertible Debentures, and the Corporate Trust Office of the Trustee is hereby designated as the initial Office or Agency in the Borough of Manhattan, The City of New York with respect to the Convertible Debentures, and the Trustee shall be the initial Security Registrar, Paying Agent and Conversion Agent with respect to the Convertible Debentures.

          (c) The Company shall not be obligated to redeem or purchase any of the Convertible Debentures pursuant to any sinking fund or analogous provision (other than pursuant to an optional redemption exercised by the Company) or at the option of any Holder thereof.

          (d) The Convertible Debentures shall not be subject to defeasance or covenant defeasance under Section 402(2) or Section 402(3), respectively, of the Base Indenture.

          (e) For purposes of Section 901(6) of the Base Indenture, but solely insofar as it relates to the Convertible Debentures, any supplemental indenture which only eliminates or limits any of the dividends, distributions redemptions, purchases, acquisitions or liquidation payments which the Company is permitted to make pursuant to subclauses (A) or (B) of clause (a) of section
4.3 of this First Supplemental Indenture shall be deemed not to adversely affect the interests of the Holders of the Securities of any series then Outstanding or any Coupons appertaining thereto in any material respect, and any such supplemental indenture may be entered into without the consent of any Holders of any Securities or Coupons.

          Section 2.8  Limitation on Amendments.

          If the Trust or the Institutional Trustee holds the Convertible Debentures, no supplemental indenture under Section 902 of the Base Indenture which adds any provisions to or changes in any manner or eliminates any of the provisions of the Indenture (including this First Supplemental Indenture) relating to the Convertible Debentures or modifies in any manner the rights of Holders of Convertible Debentures under the Indenture shall be effective as to the Convertible Debentures until the registered holders of at least a majority in liquidation amount of the Trust Securities then outstanding shall have consented to such supplemental indenture in the manner provided in the Declaration; provided that if the consent of the Holder of each Outstanding Convertible Debentures is required, such supplemental indenture shall not be effective until each Holder of outstanding Trust Securities shall have consented to such supplemental indenture.

          Section 2.9  Events of Default.

          (a) The Events of Default specified in clauses (3) and (5) of Section 501 of the Base Indenture shall not be applicable to the Convertible Debentures and, solely for purposes of the Convertible Debentures, shall be deemed to have been deleted from the Indenture.

          (b) The Events of Default specified in clauses (1) (as amended and restated pursuant to paragraph (c) below), (2), (4), (6) and (7) of Section 501 of the Base Indenture shall constitute Events of Default with respect to the Convertible Debentures.

          (c)  Solely for purposes of the Convertible Debentures, clause (l) of
Section 501 of the Base Indenture shall be deemed to have been amended and restated to read in full as follows:

                  "(l) default in the payment of any interest on the Convertible Debentures (including any Additional Interest or Compounded Interest, if any, in respect thereof), when the same shall become due and payable, and continuance of such default for a period of 30 days, provided that a valid extension of an interest payment period will not constitute a default in the payment of any interest (including Additional Interest or Compounded Interest, if any) for this purpose; or".

          (d) The following events shall also be deemed to constitute Events of Default under the Indenture with respect to, but solely with respect to, the Convertible Debentures:

          (i) failure by the Company to deliver any shares of CNF Common Stock upon an appropriate election by a registered holder of Debentures to convert such Debentures, provided that such election is made in accordance with applicable provisions of the Indenture; or

          (ii) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to holders of Trust Securities in liquidation of the Trust upon the occurrence of a Special Event, upon the redemption of all of the outstanding Trust Preferred Securities, upon the conversion of all the outstanding Trust Preferred Securities, or upon any consolidation, amalgamation, merger or conveyance, transfer or lease of properties and assets of the Trust, each as permitted by the Declaration.

          (e) In the event that any accrued and unpaid interest on the Convertible Debentures shall become due and payable upon acceleration pursuant to Section 502 of the Base Indenture, then, to the extent permitted by law, all accrued and unpaid Compounded Interest and Additional Interest, if any, shall, to the extent permitted by applicable law, also become due and payable; and, in the event that any such acceleration shall be rescinded and annulled in accordance with Section 502 of the Base Indenture, then the acceleration of any such Compounded Interest and Additional Interest also shall be rescinded and annulled.

          (f) The term "Event of Default," as used in the Indenture with respect to the Convertible Debentures, shall have the meaning specified in this Supplemental Indenture after giving effect to the amendments and supplements to such term effected by this Section 2.9.


                                  ARTICLE III

                   REDEMPTION OF THE CONVERTIBLE DEBENTURES

          Section 3.1  Tax Event Redemption.

          If a Tax Event has occurred and is continuing and:

          (a)  the Regular Trustees have received a Redemption Tax Opinion; or

          (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, the Company shall have the right, upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures, to redeem the Convertible Debentures, in whole or in part for cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (including, to the extent permitted by applicable law, Compounded Interest and Additional Interest, if any, to) to but excluding the date of such redemption, within 90 days following the occurrence of such Tax Event (the "90-Day Period"); provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-Day Period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Company, the Trust or the holders of the Trust Securities and will involve no material costs, the Company or the Trust will pursue such ministerial action in lieu of redemption.

          (c) Anything in the Indenture to the contrary notwithstanding, in the event that (i) a Tax Event shall have occurred as the result of any amendment, change, interpretation or pronouncement of the type referred to in the definition of "Tax Event" appearing in the Declaration and which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced, in each case, after the Closing Date but on or prior to any Option Closing Date, and (ii) the Company thereafter shall elect to redeem Debentures in part pursuant to this Section 3.1, the Company shall not be required to select the Debentures pro rata or in any other manner specified in the Indenture, but may select the Debentures to be redeemed in such manner as the Company in its sole discretion may elect including by selecting for redemption, first, those Convertible Debentures issued on or after such Option Closing Date.

          Section 3.2  Optional Redemption by Company.

          (a) Except as provided in Section 3.1, the Debentures shall not be subject to redemption at the option of the Company prior to June 1, 2000.

          (b) Subject to the provisions of Article Eleven of the Base Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after June 1, 2000, upon not less than 30 nor more than 60 days notice to the Holders of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures), together (except as provided below) with accrued and unpaid interest, including, to the extent permitted by applicable law, Compounded Interest and Additional Interest, if any, to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning June 1:



          Year                           Redemption Price
          ----                           ----------------
          2000........................   103.125%
          2001........................   102.500%
          2002........................   101.875%
          2003........................   101.250%
          2004........................   100.625%

and 100% if redeemed on or after June 1, 2005. Notwithstanding the foregoing provisions of this Section 3.2(b), if the Company shall redeem any Debentures pursuant to Section 3.1 hereof on or after June 1, 2000, then the Redemption Price of such Debentures shall be the Redemption Price set forth in Section 3.1 and not the Redemption Price set forth in this Section 3.2(b).

          Without limitation to the second proviso to the first paragraph of
Section 1106 of the Base Indenture, if Convertible Debentures are redeemed on any June 1, September 1, December 1 or March 1, accrued and unpaid interest which is due and payable on such Interest Payment Date shall be payable to the Holders of record at the close of business on the relevant Regular Record Date.

          So long as the Trust Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed.

          The Redemption Price for the Convertible Debentures to be redeemed shall be paid on the Redemption Date or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price on the date such Redemption Price is to be paid.

          Section 3.3  Certain Limitations on Redemption.

          (a) The Company may not redeem any Convertible Debentures unless all accrued and unpaid interest thereon (including, to the extent permitted by law, Compounded Interest and Additional Interest, if any) has been or is contemporaneously paid (or duly provided for) for all quarterly interest payment periods terminating on or prior to the date of notice of redemption.

          (b) If a partial redemption of the Convertible Debentures would result in the delisting of the Trust Preferred Securities from any national securities exchange or national quotation system on which the Trust Preferred Securities are then listed, the Company may only redeem the Convertible Debentures in whole.


                                  ARTICLE IV

                     EXTENSION OF INTEREST PAYMENT PERIOD

          Section 4.1  Extension of Interest Payment Period.

          So long as no Event of Default with respect to the Convertible Debentures under Section 501(l) of the Indenture, as amended by this First Supplemental Indenture, shall have occurred and be continuing, the Company shall have the right at any time and from time to time, during the term of the Convertible Debentures, to defer payments of interest for successive periods not exceeding 20 consecutive quarters for any such period (each, an "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the maturity of the Convertible Debentures or end on other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all accrued and unpaid interest on the Convertible Debentures, including, to the extent permitted by law, any Additional Interest and Compounded Interest (together, "Deferred Interest"), to the Holders of record of the Convertible Debentures as they appear on the books and records of the Company at the close of business on the Regular Record Date for the Interest Payment Date upon which such Extended Interest Payment Period terminates; provided that any Additional Interest shall be payable to the Trust rather than to such Holders. Before the termination of any Extended Interest Payment Period of less than 20 consecutive quarters, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity of the Convertible Debentures and end other than on an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          Section 4.2  Notice of Extension.

          (a) If the Institutional Trustee is the sole Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to the holders of the Trust Securities of the record date or the date such Distribution is payable.

          (b) If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Convertible Debentures of the record or payment date of such related interest payment.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

          Section 4.3  Limitation of Transactions.

          If the Company shall exercise its right to defer payment of interest as provided in Section 4.1, then during the Extended Interest Payment Period (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) dividends or distributions on, or redemptions, purchases or acquisitions of, or liquidation payments with respect to, the

Company's Series B Cumulative Convertible Preferred Stock, (vii) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (viii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or
(B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Common Securities Guarantee or the Trust Preferred Securities Guarantee).


                                   ARTICLE V

                                   EXPENSES

          Section 5.1  Payment of Expenses.

          In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

          (a) pay all fees, costs and expenses relating to the offering, sale and issuance of the Convertible Debentures and the Trust Securities, including compensation to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 606 of the Base Indenture;

          (b) be responsible for and pay all (and the Trust shall not be required to pay any) costs, fees, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities) including, but not limited to, costs, fees and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection wish the acquisition, financing, and disposition of Trust assets;

          (c) pay all (and the Trust shall not be obligated to pay any) costs, fees and expenses related to the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (e) pay any and all income taxes, duties and other governmental charges and taxes (other than withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such income taxes, duties and other governmental charges and taxes of the Trust.

          Section 5.2  Payment Upon Resignation or Removal.

          Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 608 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to such Trustee pursuant to Section 606 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts owed to the Delaware Trustee or the Institutional Trustee, as the case may be, for their services as such pursuant to the Declaration accrued to the date of such termination, removal or resignation.


                                  ARTICLE VI

                         COVENANT TO LIST ON EXCHANGE

          Section 6.1  Listing on an Exchange.

          If the Convertible Debentures are to be distributed to the holders of the Trust Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its reasonable best efforts to list such Convertible Debentures on the New York Stock Exchange, Inc. or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed.


                                  ARTICLE VII

                     CONVERSION OF CONVERTIBLE DEBENTURES

          Section 7.1  Conversion Rights.

          Subject to and upon compliance with the provisions of this Article VII, the Convertible Debentures are convertible, at the option of the Holders, at any time prior to the close of business on June 1, 2012 (or in the case of Convertible Debentures called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption Date), into shares of CNF Common Stock at an initial conversion price of $40.00 per share of CNF Common Stock, subject to adjustment as described in this Article VII. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures (provided that such principal amount is $50 or an integral multiple thereof) into that number of fully paid and nonassessable shares of CNF Common Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by the Conversion Price in effect at the close of business on the Conversion Date. All calculations under this Article VII shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with one-half of a cent and 0.005 of a share being rounded upwards to the nearest cent and 1/100th of a share, respectively.

          Section 7.2  Conversion Procedures.

          (a) In order to convert all or a portion of the Convertible Debentures (provided that such principal amount is $50 or an integral multiple thereof) the Holder thereof shall deliver to the Conversion Agent an irrevocable notice of conversion in substantially the form appearing as part of Exhibit A hereto or, in the case of a notice of conversion delivered by a holder of Trust Securities, in substantially the form appearing in Exhibit A-1 or A-2, as the case may be, of the Declaration (each, a "Notice of Conversion") setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of CNF Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Con-vertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into CNF Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the number of Trust Securities to be redeemed and the other information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Securities for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $50 principal amount of Convertible Debentures for each Trust Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into CNF Common Stock pursuant to this Article VII and, if such Trust Securities are in definitive form, surrendering to the Conversion Agent such Trust Securities, duly endorsed or assigned to the Company or in blank. So long as any Trust Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities.

          If a Convertible Debenture is surrendered for conversion after the close of business on any record date for payment of interest thereon and before the opening of business on the corresponding payment date (other than a Convertible Debenture or portion of a Convertible Debenture called for redemption on a Redemption Date occurring after such record date and prior to such payment date), then, notwithstanding such conversion, the interest payable on such payment date will be paid in cash to the Person in whose name such Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a Redemption Date occurring after such record date and on or prior to such payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount in cash equal to the interest payable on such payment date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest which would otherwise be due and payable after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day (the "Conversion Date") on which the Notice of Conversion (together with, if required by the preceding paragraph, certificates, duly endorsed or assigned to the Company or in blank, evidencing the Trust Securities or Convertible Debentures, as the case may be, being surrendered for conversion) was received by the Conversion Agent from (x) a holder of the Trust Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration or (y) if the Convertible Debentures shall have been distributed to holders of Trust Securities following the occurrence of a Special Event, when received by the Conversion Agent from the Holder effecting the conversion thereof pursuant to its conversion rights under the Indenture, as the case may be. The Person or Persons entitled to receive the CNF Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such CNF Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed in the Notice of Conversion, a certificate or certificates for the number of full shares of CNF Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

          (b) The Company's delivery upon conversion of the fixed number of shares of CNF Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Convertible Debentures so converted and any unpaid interest (including Compounded Interest) accrued on such Convertible Debentures at the time of such conversion.

          (c) No fractional shares of CNF Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the applicable Conversion Date, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Trust Securities, as the case may be, so converted.

          (d) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof.

          (e)  In effecting the conversion transactions described in this
Section 7.2, the Conversion Agent is acting as agent of the holders of Trust Securities (in the exchange of Trust Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into CNF Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities in accordance with this Article VII and (ii) to convert all or a portion of the Convertible Debentures into CNF Common Stock and thereupon to deliver such shares of CNF Common Stock in accordance with the provisions of this Article VII and to deliver to the Person entitled thereto a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

          Section 7.3  Conversion Price Adjustments.

          (a) The Conversion Price shall be adjusted from time to time as follows:

                       (i) In case the Company shall pay or make a dividend or other distribution on CNF Common Stock in shares of CNF Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of CNF Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of CNF Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of CNF Common Stock. In the event that an adjustment is made pursuant to this subparagraph (i) and, thereafter, the relevant distribution or divi-dend is not made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if no such adjustment had been made.

                       (ii) In case the outstanding shares of CNF Common Stock shall be subdivided into a greater number of shares of CNF Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of CNF Common Stock shall be combined into a smaller amount of shares of CNF Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                       (iii) In case the Company shall issue rights or warrants to all holders of CNF Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of CNF Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph (vii) below) of CNF Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment or similar plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of CNF Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of CNF Common Stock which the aggregate of the offering price of the total number of shares of CNF Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of CNF Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of CNF Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of CNF Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of CNF Common Stock. The Company agrees not to issue any rights or warrants in respect of shares of CNF Common Stock held in the treasury of the Company. To the extent that shares of CNF Common Stock are not delivered after the expiration or redemption by the Company of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of CNF Common Stock actually delivered.

                       (iv)  Subject to the second sentence of this subparagraph
     (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of CNF Common Stock (A) shares of capital stock of the Company (other than CNF Common Stock), (B) evidence of indebtedness of the Company and/or (C) other assets (including securities, but excluding (l) any rights or warrants referred to in subparagraph (iii) above, (2) any rights or warrants to obtain capital stock of any Person other than the Company or any subsidiary of the Company, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company,
     (4) any dividends or distributions payable solely in cash that may from time to time be fixed by the Board of Directors and (5) any dividends or distributions referred to in subparagraph (i) or (ii) above), then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price adjustment contemplated by this subparagraph (iv) by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the CNF Common Stock on the date fixed for payment of such distribution

     (the "Reference Date") less the fair market value on the Reference Date (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the Trustee) of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article VII) applicable to one share of CNF Common Stock and the denominator shall be such Current Market Price per share of the CNF Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder of Debentures shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such Holder would have received had such Holder converted such shares immediately prior to the Reference Date. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising such distribution, it must in doing so consider the price in such market over the period used in computing the Current Market Price of the CNF Common Stock or, if shorter, the portion of such period during which a trading market for such securities existed. For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses (A), (B) or (C) of the first sentence of this subparagraph (iv) and
     (y) CNF Common Stock or rights or warrants to subscribe for or purchase CNF Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than CNF Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first sentence of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such CNF Common Stock or rights or warrants to purchase CNF Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this Section 7.3(a)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted for "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this
     Section 7.3(a) and (B) any shares of CNF Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7.3(a).

                       (v) In case the Company shall, by dividend or otherwise, at any time distribute cash to all holders of CNF Common Stock, excluding
     (A) any cash dividends on CNF Common Stock to the extent that the aggregate cash dividends per share of CNF Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of CNF Common Stock of the cash dividends paid on the CNF Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the CNF Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the CNF Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any redemption of Rights (as defined in subparagraph (viii) below), (provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined)) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multi-plying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction the numerator of which shall be the Closing Price of a share of CNF Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of CNF Common Stock, and the denominator shall be such Closing Price of a share of CNF Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution, provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder of Convertible Debentures shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Convertible Debentures immediately prior to the record date for such distribution of cash. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. In the event that an adjustment is made pursuant to this subparagraph (v) and, thereafter, the relevant distribution or dividend is not made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if no such adjustment had been made.

                       (vi) In case of the consummation of a public tender offer or public exchange offer (other than an odd lot tender offer) made by the Company or any subsidiary of the Company for CNF Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of CNF Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursu-ant to such tender or exchange offer (as amended if applicable) exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi)), the first reported sale price (on the principal national securities exchange or quotation system on which the CNF Common Stock is then traded) per share of CNF Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of CNF Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the first reported sale price (on such principal exchange or quotation system) of the CNF Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid and subject to the last sentence of this paragraph) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of CNF Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the first reported sale price (on such principal exchange or quotation system) of the CNF Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. If an adjustment is required to be made as set forth in this subparagraph (vi), the fair market value of the aggregate consideration payable to shareholders referred to in clause (x) of the preceding sentence shall be calculated by including only that portion of such fair market value of such consideration per share of CNF Common Stock which exceeds 110% of the first reported sale price (determined as aforesaid) per share of CNF Common Stock on the Trading Day next succeeding the Expiration Time.

                       (vii)  For the purpose of any computation under this
     Article VII, the "Current Market Price per share" of

     CNF Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of CNF Common Stock for the ten consecutive Trading Days ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if more than one event occurs that would require an adjustment pursuant to subparagraphs (i) through (vi), inclusive, of this Section 7.3(a), the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the CNF Common Stock trades regular way on the New York Stock Exchange or on such successor principal securities exchange as the CNF Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the CNF Common Stock trades regular way on such principal securities exchange or in such market after the Expiration Time of such offer.

                       (viii) No adjustment in the Conversion Price shall be required pursuant to this Section 7.3(a) unless the adjustment would require a change of at least l% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this
     --------  -------
     subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, anything herein to the contrary notwithstanding, no adjustment to the Conversion Price will be required in connection with the issuance of rights or other similar instruments ("Rights") pursuant to a shareholder rights plan or similar plan or the repurchase or redemption of those rights or the issuance of common stock, options or other securities under any officer, director or employee benefit plan. Except as otherwise expressly provided in subparagraph (iv) above, if any action pursuant to this Section 7.3 would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value to the Holders of the Convertible Debentures. All calculations shall be made to the nearest cent (with 1/2 of a cent being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Article VII, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Securities and the Trustee. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Article VII, as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of CNF Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. Except as otherwise provided in this Section 7.3(a), the Conversion Price will not be adjusted for the issuance of CNF Common Stock or any securities convertible into or exchangeable for CNF Common Stock or carrying the right to purchase any of the foregoing.

                       (ix) In any case in which this Article VII provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Convertible Debentures converted after such record date and before the occurrence of such event the additional shares of CNF Common Stock or other securities, cash or property issuable upon such conversion by reason of the adjustment required by such event over and above the CNF Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Article VII.

                       (x) For purposes of this Supplemental Indenture, "CNF Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this
     Article VII, shares issuable on conversion of Convertible Debentures shall include only shares of the class designated as the common stock of the Company on the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (b)  Whenever the Conversion Price is adjusted as herein provided:

                       (i) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and, if different, the transfer agent for the Trust Preferred Securities and the Convertible Debentures; and

                       (ii) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Trust Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

          Section 7.4  Adjustment of Conversion Price - Fundamental Change.

          (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change (including, without limitation, (i) any recapitalization or reclassification of CNF Common Stock (other than a change in par value or a change from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the CNF Common Stock); (ii) any consolidation or merger of the Company with or into another corporation as a result of which holders of CNF Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for CNF Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding CNF Common Stock); (iii) any sale or transfer of all or substantially all of the assets of the Company; or (iv) any compulsory share exchange) pursuant to which holders of CNF Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into
(A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of CNF Common Stock issuable upon such conversion of such Convertible Debenture immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price in accordance with subparagraph (i) of Section 7.4(c), and (B) if any such transaction constitutes a Common Stock Fundamental Change (as hereinafter defined), shares of common stock of the kind received by holders of CNF Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with subparagraph (ii) of Section 7.4(c). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the CNF Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, reasonably satisfactory in form to the Trustee and executed and delivered to the Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practicable to the relevant adjustments provided for in this Article VII. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (b) Notwithstanding any other provisions in this Article VII to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below in Section 7.4(c). In addition, in the event of a Common Stock Fundamental Change, each Convertible Debenture shall be convertible solely into common stock of the kind received by holders of CNF Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 7.4(c).

          (c) For purposes of calculating any adjustment to be made pursuant to this Article VII in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the CNF Common Stock):

                       (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of CNF Common Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article VII, and (B) the product obtained by multiplying the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) by a fraction of which the numerator shall be 100 and the denominator of which shall be the amount set forth below based on the date on which such Non-Stock Fundamental Change occurs. For the twelve month period beginning June 1:


           Year                     Denominator
           ----                     -----------
           1997................     105.000
           1998................     104.375
           1999................     103.750
           2000................     103.125


           2001................     102.500
           2002................     101.875
           2003................     101.250
           2004................     100.625
           2005 and thereafter.     100.00;

                       (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of CNF Common Stock immediately following the Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article VII, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in
--------  -------
which (A) 100% of the value of the consideration received by a holder of CNF Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the CNF Common Stock shall have been exchanged for, converted into, or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of CNF Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of CNF Common Stock as a result of such Common Stock Fundamental Change.

          (d)  The following definitions shall apply to terms used in this
Article VII:

                       (i) "Applicable Price" means (A) in the event of a Non-Stock Fundamental Change in which the holders of CNF Common Stock receive only cash, the amount of cash receivable by a holder of one share of CNF Common Stock; and (B) in the event of any other Fundamental Change, the average of the Closing Prices (as defined herein) for one share of CNF Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of CNF Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of CNF Common Stock shall have the right to receive such cash, securities, property or other assets.

                       (ii) "Closing Price" with respect to any securities on any day shall mean the last reported sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the last reported closing bid and asked prices on such day, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors.

                       (iii) "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by the holders of CNF Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not
                        --------  -------
be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Trust Preferred Securities continue to exist as outstanding Trust Preferred Securities (or, if the Convertible Debentures have been distributed to holders of Trust Securities following a Dissolution Event, the outstanding Convertible Debentures continue to exist as outstanding Convertible Debentures), or (B) the outstanding Trust Preferred Securities continue to exist as Trust Preferred Securities and are convertible into shares of common stock of the successor to the Company (or, if the Convertible Debentures have been distributed as aforesaid, the outstanding Convertible Debentures continue to exist as Convertible Debentures and are convertible into shares of common stock of the successor to the Company).

                       (iv) "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the CNF Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the
                                                       --------  -------
     case of any such series of transactions or events for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the CNF Common Stock had been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of CNF Common Stock received in such transaction or event as a result of which more than 50% of the CNF Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets.

                       (v) "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

                       (vi) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of CNF Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of CNF Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of CNF Common Stock shall have the right to receive such shares of common stock.

                       (vii) "Reference Market Price" shall initially mean $21.00 and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price of $21.00 to the initial Conversion Price of $40.00.

          (e) In determining the amount and type of consideration received by a holder of CNF Common Stock in the event of a Fundamental Change, consideration received by a holder of CNF Common Stock pursuant to a statutory right of appraisal will be disregarded.

          Section 7.5  Notice of Certain Events.

     In case:

                       (i) the Company shall declare a dividend (or any other distribution) on CNF Common Stock that would cause an adjustment to the Conversion Price of the Convertible Debentures pursuant to Section 7.3 (including such an adjustment that would occur but for the terms of the first sentence of Section 7.3(a)(viii) above); or

                       (ii) the outstanding shares of CNF Common Stock shall be subdivided into a greater number of shares of CNF Common Stock or combined into a smaller number of shares of CNF Common Stock; or

                       (iii) the Company shall authorize the granting to the holders of CNF Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (excluding any Rights); or

                       (iv) of any reclassification of CNF Common Stock (other than a subdivision or combination of the outstanding shares of CNF Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or

                       (v) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall (i) if any Trust Preferred Securities are outstanding, cause to be filed with the transfer agent for the Trust Preferred Securities, and, except in a case described in paragraph (i) above, shall cause to be mailed to the holders of record of the Trust Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or
(ii) if the Debentures shall have been distributed to holders of the Trust Securities in accordance with the terms of the Declaration following a Dissolution Event, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of CNF Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of CNF Common Stock of record shall be entitled to exchange their shares of CNF Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

          Section 7.6  Company to Provide Stock.

          The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Convertible Debentures from time to time as such Convertible Debentures are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Convertible Debentures by delivery of repurchased shares of CNF Common Stock which are held in the treasury of the Company.

          If any shares of CNF Common Stock to be reserved for the purpose of conversion of Convertible Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 7.6 shall be deemed to affect in any way the obligations of the Company to convert Convertible Debentures into CNF Common Stock as provided in this Article VII.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the CNF Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of CNF Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of CNF Common Stock which may be issued upon conversion of Convertible Debentures will upon issue be fully paid and non-assessable by the Company and free of pre-emptive rights.

          Section 7.7  Employee Benefit Plans.

          Notwithstanding the provisions of this Article VII, the issuance of any shares of CNF Common Stock or options or other securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of this Supplemental Indenture or pursuant to any present or future officer, director or employee benefit plan or program of the Company shall not give rise to an adjustment in the Conversion Price pursuant to this Article VII. There shall also be no adjustment of the Conversion Price (i) in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this
Article VII, (ii) as the result of the issuance of CNF Common Stock upon conversion of the Trust Securities or the Convertible Debentures or (iii) as the result of the issuance or redemption of Rights.

          Section 7.8  Certain Additional Rights.

          In case the Company shall, by dividend or otherwise, declare or make a distribution on the CNF Common Stock referred to in Section 7.3(a)(iv) and (v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7.3(a)(iv)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of CNF Common Stock into which the Convertible Debentures are converted, the portion of the shares of CNF Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of CNF Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of CNF Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of CNF Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other principal securities market on which the CNF Common Stock is then traded and (b) requires payment or delivery of such shares of CNF Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of CNF Common Stock receiving such distribution.



                                 ARTICLE VIII

                         FORM OF CONVERTIBLE DEBENTURE

          Section 8.1  Form of Convertible Debenture.

          The Convertible Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A. In addition, the Convertible Debentures shall have the further terms as are set forth in the form of Debenture attached hereto as Exhibit A:


                                  ARTICLE IX

                   ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

          Section 9.1  Original Issue of Convertible Debentures.

          Convertible Debentures may upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, as provided in the Indenture.


                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.1 Ratification of Indenture; First Supplemental Indenture Controls.

          The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, insofar as pertains to the Convertible Debentures, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

          Section 10.2  Trustee Not Responsible for Recitals.

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          Section 10.3  Governing Law.

          This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

          Section 10.4  Separability.

          In case any one or more of the provisions contained in this First Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Convertible Debentures, but this First Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 10.5  Counterparts.

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                              CNF TRANSPORTATION INC.


                              By:
                                 ------------------------
                                    Name:
                                    Title:


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                 ------------------------
                                    Name:
                                    Title:

                         FORM OF CONVERTIBLE DEBENTURE

                   [(FORM OF FACE OF CONVERTIBLE DEBENTURE)]

               [IF THE CONVERTIBLE DEBENTURE IS TO BE A GLOBAL
DEBENTURE, INSERT THE FOLLOWING - -

          This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Convertible Debenture is exchangeable for Convertible Debentures registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Convertible Debenture (other than a transfer of this Convertible Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee) may be registered except in limited circumstances.

          Unless this Convertible Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Company or its agent for registration of transfer, exchange or payment, and any Convertible Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No.___                                        $___________

                            CNF Transportation Inc.

     5% Convertible Subordinated Debenture due June 1, 2012

CNF Transportation Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ______________

_____ ($_______) on June 1, 2012, and to pay interest on said principal sum from June 11, 1997, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein and in the Indenture referred to herein) in arrears on June 1, September 1, December 1 and March 1 (each, an "Interest Payment Date") of each year commencing September 1, 1997, at the rate of 5% per annum until the principal hereof shall have become due and payable, and to pay interest on any overdue principal hereof and, to the extent permitted by applicable law, on any overdue premium, if any, and (without duplication) on any overdue installment of interest hereon at the same rate per annum compounded quarterly. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full calendar month will be computed on the basis of the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the Business Day next preceding such Interest Payment Date unless otherwise provided in or pursuant to the Indenture. Any such interest installment which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the Office or Agency of the Company maintained for that purpose in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account in the United States of America as may be designated by the Institutional Trustee.

          The indebtedness evidenced by this Convertible Debenture is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Convertible Debenture shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.

                              CNF Transportation Inc.


                              By:
                                 ------------------------
                                 Name:
                                 Title:
[Seal]

Attest:


------------------------
Name:
Title:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]
                         CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:______________                The First National Bank
                                    of Chicago, as Trustee



                                By:
                                   -----------------------
                                   Authorized Signatory

                        [FORM OF REVERSE OF DEBENTURE]

          This Convertible Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Convertible Debentures" or the "Debentures"), issued or to be issued in one or more series under and pursuant to an indenture dated as of June 11, 1997, between the Company and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture with respect to the Convertible Debentures), as amended and supplemented by the First Supplemental Indenture dated as of June 11, 1997, between the Company and the Trustee (the indenture as so amended and supplemented and as the same may be further amended or supplemented from time to time in accordance with its terms, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          If a Tax Event has occurred and is continuing, the Company shall have the right to redeem the Debentures, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed plus accrued and unpaid interest thereon (including, to the extent permitted by law, Additional Interest and Compounded Interest) to but excluding the date of such redemption, on the terms, and subject to the conditions, set forth in the Indenture. In addition, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after June l, 2000 at the applicable Redemption Prices specified in the Indenture, together with accrued and unpaid interest thereon (including, to the extent permitted by applicable law, Additional Interest and Compounded Interest) to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to a Redemption Date shall be payable to the Holders of such Debentures (or one or more Prede-cessor Securities) registered as such at the close of business on the Regular Record Date therefor according to their terms and the other provisions to the Indenture.

          In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default with respect to the Convertible Debentures shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of such series, subject to certain limitations set forth in the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults thereunder. Any such waiver (or consent) by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

          No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

          Upon the terms and subject to the conditions set forth in the Indenture, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to defer payments of interest by extending the interest payment period of such Convertible Debentures for one or more periods (each, an "Extended Interest Payment Period"), so long as no Extended Interest Payment Period shall exceed 20 consecutive quarters, extend beyond the maturity date of the Convertible Debentures or end on other than an Interest Payment Date, during which Extended Interest Payment Period no interest shall be due and payable on the Convertible Debentures and at the end of which period the Company shall pay all interest then accrued and unpaid thereon, together with, to the extent permitted by law, Additional Interest, if any, and Compounded Interest thereon. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Debentures or end other than on an Interest Payment Date. If interest payments are deferred as aforesaid, the deferred accrued interest and, to the extent permitted by applicable law, Additional Interest, if any, and Compounded Interest thereon shall be payable to Holders of the Convertible Debentures as they appear on the books and records of the Company at the close of business on the Regular Record Date for the Interest Payment Date upon which such Extended Interest Payment Period terminates. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and, to the extent permitted by law, Additional Interest, if any, and Compounded Interest thereon then due, the Company may commence a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the Holder hereof on the Security Register of the Company, upon surrender of this

Convertible Debenture for registration of transfer at the Office or Agency maintained for such purpose in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in relation thereto.

          Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee and any Paying Agent and Security Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Holder of this Convertible Debenture has the right, exercisable at any time prior to the close of business (New York time) on June 1, 2012 (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the relevant Redemption
Date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of CNF Common Stock at the initial Conversion Price of $40.00 per share of CNF Common Stock, subject to adjustment under certain circumstances.

          To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to the Trustee, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Convertible Debenture is surrendered for conversion after the close of business on any record date for payment of interest and before the opening of business on the corresponding payment date (other than a Convertible Debenture or portion thereof called for redemption on a Redemption Date occurring after such record date and prior to such payment date), then, notwithstanding such conversion, the interest payable on such payment date will be paid in cash to the Person in whose name the Convertible Debenture is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such payment date) when so surrendered for conversion, such Convertible Debenture must be accompanied by payment of an amount equal to the interest payable on such payment date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest pursuant to the Indenture. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of CNF Common Stock.

          The Convertible Debentures of this series are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures of this series are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Convertible Debenture that are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

     THE CONVERTIBLE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

                         [FORM OF ELECTION TO CONVERT]
                              ELECTION TO CONVERT

To:  CNF Transportation Inc.:

          The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into CNF Common Stock (as defined in the Indenture referred to in this Convertible Debenture) in accordance with the terms of the Indenture and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: ______________

     [_] in whole                Portion of Convertible Debenture
                                 to be converted ($50 or integral
                                 multiple thereof)
                                 $___________________


                                 If a name or names other than
                                 the undersigned, please indicate
                                 in the spaces below the name or
                                 names in which the shares of
                                 Common Stock are to be issued,
                                 along with the address or addresses
                                 and social security or other
                                 identifying number of such person
                                 or persons

                                 --------------------------------

                                 --------------------------------

                                 --------------------------------

                                 --------------------------------

                                 --------------------------------

                                 --------------------------------

                                 -------------------------------------
                                 Sign your name exactly as it
                                 appears on the face of this
                                 Convertible Debenture
                                 (for conversion only)

                                 Please print or typewrite name
                                 and address, including zip code
                                 and social security or other
                                 identifying number:

                                 -------------------------------------

                                 -------------------------------------

                                 -------------------------------------

                                 -------------------------------------

                                 -------------------------------------

                                 -------------------------------------



                                 -------------------------------------
                                 Signature Guarantee*


*Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Trustee, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

(Insert assignee's social security or tax identification number)

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

(Insert address and zip code of assignee)

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

and irrevocably appoints __________________________________________________
_____________________________________________________ agent  to  transfer  this
Convertible Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date: _____________________
Signature: __________________
(Sign exactly as your name appears on the face of this Convertible Debenture)

Signature Guarantee*:
                     ---------------------------------

*Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Trustee which requirements include membership of participation in the Securities Transfer Agents Medallion

Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                      16